EXHIBIT 10

July 31, 2001

CONFIDENTIAL

Mr. Daniel S. Laikin
25 West 9th Street
Indianapolis, Indiana 46204

Mr. Paul Skjodt
9920 Towne Road
Carmel, Indiana 46032

Gentlemen:

     This amendment to our Letter Agreement, dated March 5, 2001, as amended by our amendment to the Letter Agreement, dated June 30, 2001 (collectively, the “Letter Agreement”; capitalized terms not otherwise defined herein have the meanings herein as therein defined), confirms our understanding, and when signed, our binding agreement that (a) the deadline for the Closing contained in the Letter Agreement shall be extended from July 31, 2001 to August 31, 2001, (b) the Purchasers shall pay the Company a non-refundable fee of $100,000.00 (the “Extension Fee”) in consideration of the foregoing extension and (c) the Purchasers shall be granted an option to further extend the deadline for the Closing contained in the Letter Agreement from August 31, 2001 to September 30, 2001 (the “Extension Option”) upon (i) notice to the Company delivered no later than 5 P.M. (Pacific) on August 29, 2001 and (ii) payment of an additional non-refundable fee of $100,000.00 (the “Option Fee”); provided, however, that it is expressly understood and agreed that the Closing shall in no event occur during the period from and including September 5, 2001 to and including September 23, 2001. The Company shall have the right to use the Extension Fee and the Option Fee, if any, for any purposes it believes to be desirable. This amendment shall become effective upon the Company’s receipt of the Extension Fee and the parties agree and acknowledge that the Letter Agreement may be terminated by any party prior thereto.

     The parties agree and acknowledge that, except as amended hereby, the Letter Agreement shall remain in full force and effect in accordance with its terms. Without limiting the generality of the foregoing, the parties agree and acknowledge that, subject to the Purchasers’ exercise of the Extension Option, the Letter Agreement may be terminated by any party if the Closing has not occurred by August 31, 2001 (other than the portions thereof which shall survive such termination in accordance with Section 11(c) of the Letter Agreement).

     If the foregoing is acceptable to you, please so indicate by executing a counterpart of this Letter Agreement below and returning it to the Company.

Sincerely,

J2 COMMUNICATIONS

By: /s/ James P. Jimirro Name: James P. Jimirro Title: President

THE FOREGOING IS ACCEPTED
AND AGREED TO AS OF THE FIRST
DATE SET FORTH ABOVE:

/s/ James P. Jimirro JAMES P. JIMIRRO

/s/ Daniel S. Laikin DANIEL S. LAIKIN

/s/ Paul Skjodt PAUL SKJODT